EXHIBIT 4.2

FIFTH AMENDMENT TO TRANSFER AGREEMENT

This FIFTH AMENDMENT TO TRANSFER AGREEMENT, dated as of December 21, 2006 (this “Amendment”), is entered into among: (i) RFS Holding, L.L.C., a Delaware limited liability company (“Seller”); and (ii) GE CAPITAL CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust (“Buyer”).

BACKGROUND

1.             Seller and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003, and as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, and the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006 (the “Transfer Agreement”).

2.             Buyer and Seller desire to amend the Transfer Agreement as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Transfer Agreement as amended hereby.

SECTION 2.  AMENDMENTS TO TRANSFER AGREEMENT.  The Transfer Agreement shall be amended as follows:

(a)           Section 6.1(a)(ix) of the Transfer Agreement is amended by:

(i)            adding the words “or “general intangibles”” immediately following the words “constitute “accounts”” in subsection (C) thereof;

(ii)           deleting the word “and” appearing at the end of subsection (F) thereof;

(iii)          deleting the period appearing at the end of subsection (G) thereof and substituting therefor “; and”; and

(iv)          adding a new subsection (H) thereto, which shall read in its entirety as follows:

“(H)        Transferor has received all consents and approvals required by the terms of the Transferred Receivables to the sale of the Transferred Receivables hereunder to Buyer.”.

(b)           Exhibit A of the Transfer Agreement is amended by adding the words “or “general intangibles”” immediately following the words “constitute “accounts”” in Section 5(h) of such Exhibit.

(c)           Exhibit C of the Transfer Agreement is amended by deleting the reference to “Section 7.2” in clause (ii) of such Exhibit and substituting therefor a reference to “Section 7.6.”

SECTION 3.  EFFECTIVENESS.  This Amendment shall become effective as of the date first written above; provided that (i) Buyer and Seller shall have executed a counterpart of this Amendment, (ii) the Rating Agency Condition shall have been satisfied and (iii) the Transferor shall have delivered (a) an Officer’s Certificate to the Issuer certifying that this amendment will not cause an Adverse Effect and (b) an Opinion of Counsel to the Issuer. to the effect specified in Exhibit C of the Transfer Agreement, as such Exhibit is amended hereby.

SECTION 4.  BINDING EFFECT; RATIFICATION.  (a)  On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Transfer Agreement and (ii) each reference in the Transfer Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Transfer Agreement, shall mean and be a reference to such Transfer Agreement as amended hereby.

(b)           Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 6.  HEADINGS.  Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 7.  COUNTERPARTS.  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

RFS HOLDING, L.L.C.

By:	/s/ Robert C. Green
Name: Robert C. Green
Title: Chief Financial Officer

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By: The Bank of New York (Delaware), not in its individual capacity, but solely as Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President